UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2005

Kulicke and Soffa Industries, Inc. Incentive Savings Plan

Kulicke and Soffa Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm.

On March 14, 2005, the Plan Administrator for the Kulicke and Soffa Industries, Inc. Incentive Savings Plan (the “Benefit Plan”) dismissed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Benefit Plan. Kulicke and Soffa Industries, Inc. (the “Company”) has not dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm with respect to the Company’s financial statements. The dismissal was approved by the audit committee of the Company’s board of directors.

The reports of PricewaterhouseCoopers LLP on the financial statements of the Benefit Plan as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent plan years and through March 14, 2005, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to the Benefit Plan, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to such disagreements in their reports on the financial statements of the Benefit Plan for such years.

As of and for the years ended December 31, 2003 and 2002 and during the subsequent period through March 14, 2005, there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K with respect to the Benefit Plan. The Plan Administrator provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures pursuant to Item 304(a)(3) of Regulation S-K and has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not PricewaterhouseCoopers LLP agrees with the above statements. A copy of such letter, dated March 14, 2005, is filed as Exhibit 16 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm.

The Plan Administrator engaged Kronick Kalada Berdy & Co. as the new independent registered public accounting firm for the Benefit Plan as of March 14, 2005. During the two most recent plan years ended December 31, 2003, and during the subsequent period through March 14, 2005, neither the Plan Administrator nor anyone else on behalf of the Benefit Plan consulted with Kronick Kalada Berdy & Co. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Benefit Plan’s financial statements, and no written report or oral advice was provided to the Plan Administrator or to anyone else on behalf of the Benefit Plan by Kronick Kalada Berdy & Co. in connection with any decision made by the Plan Administrator regarding any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, with respect to the Benefit Plan’s financial statements.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
16	Letter from PricewaterhouseCoopers LLP regarding a change in the independent registered public accounting firm for the Benefit Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: March 16, 2005	By:	/s/ Maurice E. Carson
Maurice E. Carson
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from PricewaterhouseCoopers LLP regarding a change in the independent registered public accounting firm for the Benefit Plan.